UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, Towerstream Corporation, a Delaware corporation (the “Company”) modified the terms of compensation for Philip Urso and Arthur Giftakis. As previously reported on the Company’s Current Report on Form 8-K filed on February 17, 2016, Mr. Urso was appointed Interim Chief Executive Officer and Mr. Giftakis was appointed Chief Operating Officer on February 16, 016, and the modifications to each of their compensation were approved in light of these appointments. The modifications to Mr. Urso’s compensation and Mr. Giftakis’ compensation were approved by the Company’s Board of Directors (the “Board”) on March 4, 2016.

The terms of Mr. Urso’s compensation have been modified as follows:

●	Mr. Urso’s cash compensation increased to $25,000 per month, and he will receive a one-time pro rata payment for his service as Interim Chief Executive Officer in February 2016;
●

The Company will award Mr. Urso a one-time grant of 100,000 fully vested, ten-year options to purchase shares of the Company’s common stock, at an exercise price equal to the price of the Company’s common stock at market close on the day of the grant (the “Urso Options Grant Date”). The Urso Options Grant Date may be determined at the discretion of the Company but shall be reasonably prompt after March 4, 2016; and

●

The Company will award Mr. Urso 25,000 fully-vested, ten-year stock options on the last day of each month of his service as Interim Chief Executive Officer for an initial period of four (4) months, and 10,000 shares per month thereafter due on the last day of each month of service as Interim Chief Executive Officer thereafter, with all such options having an exercise price equal to the price of the Company’s common stock at market close on the day of the grant.

The forgoing terms may be re-evaluated annually as long as Mr. Urso remains Interim Chief Executive Officer.

The terms of Mr. Giftakis’ compensation have been modified as follows:

●	Mr. Giftakis shall receive a one-time bonus of $25,000, to be awarded at the Board’s discretion upon satisfaction of certain milestones;
●

The Company will award Mr. Giftakis ten-year options to purchase 600,000 shares of the Company’s common stock having an exercise price equal to the price of the Company’s common stock at market close on the day of the grant, and which options shall vest over the course of two years in equal quarterly installments.

The forgoing terms may be re-evaluated annually as long as Mr. Giftakis remains Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: March 9, 2016	By:	/s/ Philip Urso
Philip Urso
Interim Chief Executive Officer